Exhibit 10.32


Version 3rh

THIS ALLIANCE AGREEMENT is made and entered into this the 7th day of November 2001.

BETWEEN: SMART CHIP TECHNOLOGIES, LLC a Nevada corporation.

         (hereinafter referred to as "SCTN")

AND: CONSUMER ECONOMIC OPPORTUNITIES INC., a corporation incorporated under the Canadian Business Corporations Act

         (hereinafter referred to as the "CEO")

WHEREAS CEO has the Exclusive Licence for a business model and proprietary product for the Canadian Marketplace, the CREDITZ System, that helps businesses to optimize their direct marketing, mass marketing, customer loyalty and Customer Relationship Management (CRM) objectives. The digital currency is at the core of this platform and facilitates digital payments, POS Terminals, frequency incentives, personalized communications, electronic bill presentment, web to print and other applications;

WHEREAS SCTN is a software and technology company with a patent protected e-llegiance(tm) loyalty application for use in the smart card and wireless environment. The software is designed to operate on smart cards, point-of-sale terminals, and smart devices, such as personal digital assistants. SCTN also provides complete loyalty program management, transaction processing, and accounting services through its LoyaltyCentral(tm) software and back office operation;

WHEREAS SCTN and CEO have determined that they would benefit from a joint technology development, exchange, and marketing alliance;

NOW, THEREFORE, in consideration of the mutual premises contained in this Agreement, the Parties agree as follows:

1.       DEFINITIONS

         "Agreement" means this agreement, including all appendices attached hereto from time to time and forming a part hereof.

         "Client" means a business, organisation or individual that engages the Parties to provide the services contemplated under this Agreement.

         "Parties" means SCTN and CEO, and "Party" means either of them.

         "POS Terminal" means transaction automation equipment used to obtain authorizations for credit/debit cards and CREDITZ, and to provide a settlement/transfer vehicle for electronic data capture.

2.       JOINT CEO AND SCTN OBLIGATIONS

         2.1 SCTN and CEO have agreed that SCTN will integrate the CREDITZ System within its smart card loyalty system e-llegiance(tm) and LoyaltyCentral(tm) product offering, as well, CEO will integrate with SCTN's e-llegiance(tm) and LoyaltyCentral(tm) applications. The agreement also includes CEO's customer

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                  lifetime management capabilities to provide business
                  intelligence to SCTN's clients worldwide. CEO will provide SCTN its client's privacy solutions available through it's CREDITZ system.

                  This agreement includes the co-marketing of the CREDITZ system, which includes "Audience of One" (1 to 1 marketing solution), and free merchant EMV POS terminal offers which can be integrated with clients of SCTN.

                  Terms and conditions of SCTN's use of CEO's lifetime management capabilities, privacy solutions and 1 to 1 marketing solutions to [be](1) mutually agreed to by the parties.

         2.2 SCTN will be able to provide its clients the ability to offer CREDITZ-enabled POS Terminals using EMV standards to their merchants free of charge. Subject to CEO terms and conditions to be mutually agreed to by the parties.

         2.3 The Parties have agreed that CEO will engage SCTN to supply its smart chip platform to enable CEO to transfer its Loyalty Aggregation Program on a smart chip platform.

         2.4 The Parties will identify and notify each other of any existing or potential customers who may also require any other products or services offered by the other Party.

         2.5 The Parties acknowledge that CREDITZ Digital currency is the preferred brand to monetize loyalty programs. SCTN will identify and notify CEO of any existing or potential customers who express interest in monetizing their loyalty program points or miles into CREDITZ. As such, subject to certain terms and conditions, SCTN will receive a fee for introductions to existing and other potential customers of Ten percent (10%) of the .98 basis points CEO receives from each CREDITZ transaction in Canada resulting from such efforts by SCTN.

         2.6 The Parties have agreed to create joint and reciprocal revenue streams from each application to be defined throughout the term of this agreement, which will be added as additional schedules to this agreement from time to time.

3.       TERM AND TERMINATION

         3.1 This Agreement shall commence as of the date first written above, and unless terminated earlier as provided herein shall continue in effect for a term of Three (3) year or the expiry of the last Contract entered into pursuant to this Agreement, whichever is later.

         3.2 The Agreement can be terminated by either Party upon providing the other Party with Ninety (90) days written notice.

         3.3      Survival of Terms.

                  Sections 4, 5 and 6 shall survive any expiry or termination of this Agreement.

4.       CONFIDENTIALITY

         4.1 SCTN and CEO shall execute the mutual non-disclosure agreement attached as Appendix "A" (the "NDA"), which shall form part of

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1  This word is a handwritten insertion and initialled by JW.

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                  this Agreement. For the purposes of the NDA, the terms of this
                  Agreement shall be deemed to be Confidential Information as defined in the NDA.

5.       INTELLECTUAL PROPERTY RIGHTS

         Nothing contained in this agreement shall be deemed, to grant to the other Party any right or license in respect of any patents, inventions, intellectual property or technical information at any time owned by either Party.

6.       INDEMNIFICATION

         6.1 Indemnity.

                  SCTN agrees to defend, indemnify and hold harmless CEO, and each of its employees, officers, directors and agents against any claims, lawsuits, liabilities, losses, damages, costs and expenses arising from any claim that the SCTN Product, as used within the scope of this Agreement, infringes copyright, trademark, patent or other Intellectual Property Rights of a third party. CEO likewise agrees to defend, indemnify and hold harmless SCTN, and each of its employees, officers, directors and agents against any claims, lawsuits, liabilities, losses, damages, costs and expenses arising from any claim that the CEO Product, as used within the scope of this Agreement, infringes copyright, trademark, patent or other Intellectual Property Rights of a third party.

         6.2 This obligation does not apply with respect to a claim which arises (a) from the use of a superseded or modified release of the other Party's Product, if such infringement would have been avoided by the use of the current version or unmodified release of the other Party's Product, (b) from the use, operation, or combination of the other Party's Product with programs, data, equipment, or materials not provided by the Party to which the Product belongs, if such infringement would have been avoided by the use of the other Party's Product without such program, data, equipment or materials; (c) from any modification made to the other Party's Product by any Party other than the Party to which such Product belongs.

7.       GENERAL

         7.1      Relationship of the Parties

         Nothing in this Agreement shall be construed as creating an agency, joint venture, partnership, or formal business organisation of any kind, and the rights and obligations of the Parties shall be only those expressly stated in this document. Neither Party shall have authority to bind the other.

         7.2      Assignment

         This Agreement may not be assigned by either Party without the prior written consent of the other Party, such consent not to be unreasonably withheld. Any attempt to assign this Agreement contrary to this section shall be void and of no force and effect.

         7.3      Notice

         Any notice required or authorized to be given by either Party to the other in accordance with the provisions of this Professional Services Agreement, unless otherwise specifically stipulated, shall be in

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         writing and delivered personally, by mail or sent by facsimile. This notice shall be addressed to the Parties as follows:

                  (a)      SCTN's address:

                  SMART CHIP TECHNOLOGIES, LLC
                  26800 Laguna Hills Drive #100
                  Aliso Viejo, CA 92656

                  Attention: Jim Williams CEO/President
                  Facsimile: 949-916-1620

                  CEO's address:
                  Consumer Economic Opportunities Inc.
                  88 St. Regis Crescent South
                  Toronto, Ontario
                  M3J 1Y8

                  Attn: David Vaters,  Founder and CEO
                  Facsimile: 416-630-4402

         and shall be considered to have been received the same day it was delivered personally or sent by facsimile. Any notice sent by mail shall be deemed to have been received the fifth day following the date of mailing. In the event of an interruption of the postal services due to a strike or to any other reason, the said notices shall be delivered by messenger.

         7.4      Non-Waiver

         A failure or delay by either one of the Parties to exercise a right, recourse or privilege pursuant to this Agreement shall not be considered as being a waiver on the part of this Party to exercise such a right, recourse or privilege.

         7.5      Severability

         Any decision from a court of competent jurisdiction to the effect that any provision of this Agreement is null or unenforceable shall not in any way affect the other provisions herein, their validity or executory power.

         7.6      Headings

         The headings in this Agreement are inserted for convenience of reference only and shall not affect the interpretation hereof.

         7.7      Entire Agreement

         This Agreement together with the attached appendices constitute the entire Agreement between the Parties hereto with respect to the matters dealt with herein and supersedes all prior representations, negotiations, understandings and agreements oral or written, between the Parties with respect to such matters.

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         7.8      Applicable Law

         This Agreement shall be governed by and construed according to the laws of the Province of Ontario and the federal laws of Canada applicable therein.

         7.9      Further Assurances

         The Parties covenant and agree to do such things, execute such further documents, and cause their respective employees and agents to execute such further documents as may be necessary or advisable from time to time in order to carry out the terms of this Agreement in accordance with its true intent.

         7.10     Counterparts

         This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument

IN WITNESS WHEREOF, the Parties hereto have respectively caused this Agreement to be executed by their duly authorised officers at the date first mentioned above.

Consumer Economic Opportunities Inc.           SMART CHIP TECHNOLOGIES, LLC


By:                                            By:  /s/ Jim Williams
    ------------------------------                ------------------------
    Name: David Vaters                            Name:
    Title: President, CEO                         Title: President & CEO

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                                  APPENDIX "A"

THIS MUTUAL NON-DISCLOSURE AGREEMENT is made and entered into this the 7th day of November 2001.

BETWEEN:        SMART CHIP TECHNOLOGIES, LLC
                a corporation incorporated under the laws of the United States of America

AND:            CONSUMER ECONOMIC OPPORTUNITIES INC.
                a corporation incorporated under the Canada Business Corporations Act

WHEREAS, the Parties are desirous of exchanging information relating to confidential and more specifically relating, but not limited, to technical data, marketing, business information, and pricing, all for the purpose of exploring future potential business relationships to the mutual benefit of both Parties hereto.

It is anticipated that each of the undersigned Parties shall, from time to time, disclose to the other Party certain technical or business information. With respect to all such information, including any reports or other documents resulting from such exchange of information between the Parties. Each of the Parties agree to the following terms:

1. "Confidential Information" means all information provided by either Party in writing or visual form which Party desires to protect from disclosure and which is marked with an appropriate stamp or legend designating such material as "Confidential"; and all information provided orally by a Party which that Party desires to protect from disclosure provided that such information is identified as Confidential at the time it is transmitted and is subsequently confirmed as such in writing by the disclosing Party within fifteen (15) days after such verbal transmittal.

2. For a period of five (5) years following the date of each such disclosure or development the receiving Party shall maintain such Confidential Information as confidential, except:

         (a) Confidential Information which is or becomes known publicly through no fault of the receiving Party; or

         (b) Confidential Information learned by the receiving Party from a third party entitled to disclose it; or

         (c) Confidential Information already known to the receiving Party before receipt from the disclosing Party as shown by the receiving Party's written records; or

         (d) Confidential Information which is independently developed by the receiving Party as shown by the receiving Party's written records; or

         (e) Confidential Information which must be disclosed under operation of law.

         (f) Confidential Information which is approved for release by written authorization of the disclosing Party

3. The receiving Party shall not, without prior written permission of the disclosing Party, furnish to any third Party any information, equipment or material embodying or made by use of any Confidential Information

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                                      -7-

         received or developed hereunder nor use such information for purposes other than internal evaluation so long as such Confidential Information must be maintained confidential. All Confidential Information in tangible form, and any copies thereof, disclosed hereunder, shall be promptly returned to the disclosing Party at the disclosing Party's written request, or destroyed at the disclosing Parties request provided that confirmation of destruction is given to the disclosing Party.

4. The receiving Party shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorised use, dissemination or publication of the Confidential Information.

5. In the event of any breach or threatened breach by the receiving Party of its obligations hereunder, the disclosing Party shall have whatever rights and remedies are available to it at law or in equity, provided, however, that in no event shall either Party be liable for any consequential damages of any nature whatsoever.

6. This Agreement shall not be construed as granting or conferring any rights to license or otherwise, expressly, implied, or otherwise for any invention, discovery or improvement made, conceived or acquired prior to or after the date of this Agreement.

7. Neither Party shall disclose Confidential Information nor assign work hereunder to anyone other than the receiving Party's employees who have agreed in writing to maintain the Confidential Information as confidential and to execute all documents deemed reasonably necessary by the disclosing Party to permit compliance with all provisions of this Agreement.

8. Nothing contained in this Agreement shall constitute a commitment by either Party to the development or release of any future products and/or programs disclosed thereby or restrict either Party in its efforts to improve its existing products and systems and to conceive and develop new products and systems. Additionally, participation in the information exchange pursuant to this Agreement shall not constitute or imply a commitment by either Party to favour or recommend any product or service of the other Party.

IN WITNESS WHEREOF, the Parties hereto have respectively caused this Mutual Non-disclosure Agreement to be executed by their duly authorized officers at the date first mentioned above.

Consumer Economic Opportunities Inc.            SMART CHIP TECHNOLOGIES, LLC



By: /s/ David Vaters                            By: /s/ Jim Williams
    ----------------------------                    -------------------------
    Name: David Vaters                              Name:
    Title: President, CEO                           Title: President & CEO